Exhibit 99.3

FROM:        Rob Katz
TO:        Peak Resorts Employees
SUBJECT:    Introduction and answering your questions
DATE:        22nd July 2019

All,

We are excited to welcome you to the Vail Resorts family. We are thrilled that upon closing, you will be joining our team. We share your passion for the mountain resort industry; we care deeply about creating an Experience of a Lifetime for our guests, we strive to innovate and grow the sport, we prioritize leadership development, and foster the unique brands and cultures that exist at all of our locations.

I recognize that with this announcement comes questions, and I want to address as many of those questions as transparently as possible:

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The completion of this transaction remains subject to regulatory review and Peak Resorts’ shareholder approval and will likely take a few months to close. Operations for the remainder of the 2019 summer season will continue as usual and initial preparation for next winter should progress as planned.

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Upon closing, we plan to retain the vast majority of staff and will be working with the local leadership teams in the coming months to set the right long-term structure for successful resort operations and integration into the overall Vail Resorts organization. We are committed to managing and operating the resort locally with critical leadership and operational functions residing at the resort.

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Subject to closing, we will be integrating Peak Resorts into our pass offerings for the winter season 2019/2020. Vail Resorts will continue to honor and sell Peak Pass products for the 2019-20 season and those pass holders will have the option to upgrade to an Epic Pass or Epic Local Pass, both of which will provide unlimited and unrestricted access to Peak Resorts ski areas. To understand the details, I encourage you to read the press release that was distributed this morning.

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Our teams are working hard to understand your current benefit programs. As we near the completion of the acquisition, we intend to communicate all of the important information regarding how the acquisition will impact you and your benefits.

Preserving the unique identity of our resorts is critical for each resort to thrive and for our collective success. We know that our guests expect a distinctive experience when they visit our different resorts, and we specifically target our acquisitions based on the unique experience they provide and the variety they add to our network.

Please review the associated Frequently Asked Questions document for some further details. Rest assured, we will endeavor to keep you updated over the summer as the transaction progresses.

Rob Katz,
Chief Executive Officer, Vail Resorts

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction. Peak Resorts, Inc. (“Peak Resorts”) intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the transaction. The definitive proxy statement will be sent or given to the shareholders of Peak Resorts. This communication is not a substitute for the definitive proxy statement or any other document that may be filed by Peak Resorts with the SEC. Before making any voting or investment decision with respect to the merger, investors and shareholders of Peak Resorts are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Peak Resorts with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov.

Participants in the Solicitation

Peak Resorts and Vail Resorts and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Peak Resorts shareholders in connection with the merger. Information about Vail Resorts’ directors and executive officers is set forth in its 2018 proxy statement on Schedule 14A filed with the SEC on October 22, 2018 and its Annual Report on Form 10-K for the year ended July 31, 2018, filed on September 28, 2018, respectively. Information about Peak Resorts’ directors and executive officers is set forth in its 2018 proxy statement on Schedule 14A filed with the SEC on August 28, 2018 and its Annual Report on Form 10-K for the year ended April 30, 2019, filed on June 28, 2019. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that Peak Resorts intends to file with the SEC.